                                                                  EXHIBIT (p)(4)

                               THE CODE OF ETHICS
                                       OF
                        NORTHERN TRUST INVESTMENTS, N.A.

     This Code of  Ethics  (the  "Code")  has been  adopted  by  Northern  Trust
Investments,  N.A. ("NTI") in compliance with Rule 17j-1(c)(1) of the Investment
Company  Act of 1940,  as  amended  (the  "1940  Act")  and Rule  204A-1  of the
Investment Advisers Act of 1940, as amended (the "Advisers Act").

     The purpose of the Code is to establish  general  principles  governing the conduct of NTI  employees in  connection  with NTI's  services as an  investment adviser and to establish  procedures  to enhance  compliance  with those general principles.

I.   GENERAL PRINCIPLES

     These  principles  emphasize  NTI's  fiduciary  duty  to  clients  and  the obligation of NTI employees to uphold that fundamental duty.

     All NTI directors, officers and employees are subject to the following:

     A.   The duty at all times to place the interests of clients first;

     B.   The requirement that all personal securities transactions be conducted in such a manner as to be  consistent  with this Code and to avoid any actual or potential conflict of interest or any abuse of an employee's position of trust and responsibility;

     C.   The  principle  that  NTI  employees  should  not  take  inappropriate advantage of their positions;

     D.   The fiduciary  principle that  information  concerning the identity of
          security   holdings  and   financial   circumstances   of  clients  is
          confidential;

     E.   The principle  that  independence  in the  investment  decision-making process is paramount; and

     F.   The duty to preserve  NTI's  reputation  for honesty,  integrity,  and professionalism.

     These general principles govern the conduct of all directors, officers, and employees  of NTI,  whether  or not the  conduct  also is  covered  by more specific standards and procedures set forth below.

     Failure  to  comply  with  this Code may  result  in  disciplinary  action, including termination of employment.

II.  SCOPE OF THE CODE

     A.   Persons Covered by the Code

          This Code applies to all NTI employees. For purposes of this Code:

          1.   SUPERVISED PERSONS include:

               a.   Directors and officers of NTI (or other persons  occupying a similar status or performing similar functions);

               b.   Employees of NTI;

               c.   Any other person who provides advice on behalf of NTI and is subject to NTI's supervision and control; or

               d.   Any  other  persons   designated  by  the  Chief  Compliance
                    Officer.

          2.   ACCESS PERSONS include any Supervised Person who:

               a.   Has access to nonpublic  information  regarding any clients'
                    purchase or sale(1) of securities,  or nonpublic information regarding the portfolio  holdings of any investment  company registered  under the 1940 Act advised or sub-advised by NTI or affiliates of NTI;

               b.   Is involved in making securities recommendations to clients, or has access to such recommendations that are nonpublic; or

               c.   Is a director or officer of NTI.

               In addition,  "Access  Person" means (a) any employee of NTI (and any director, officer, general partner or employee of any company in a control  relationship to NTI) who, in connection with his or her  regular  functions  or  duties,  makes,  participates  in or obtains  information  regarding the purchase or sale of a Covered
               Security by an investment  company  registered under the 1940 Act that NTI advises or sub-advises, or whose functions relate to the making of any  recommendations  with respect to such purchases or sales;  and (b) any natural person in a control  relationship  to
               NTI who obtains information  concerning the recommendations  made to an  investment  company  registered  under  the  1940 Act with regard  to the  purchase  or sale  of a  Covered  Security  by an investment company registered under the 1940 Act that NTI advises or sub-advises.

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(1) The terms  "purchase or sale" should be  interpreted  broadly to include any other type of acquisition  or  disposition by a client,  such as the exercise of options.

                                      -2-

          3.   INVESTMENT PERSONS include any Supervised Person who:

               a.   Makes  investment  decisions  for clients  (i.e.,  portfolio managers);

               b.   Provides information or advice to portfolio managers; or

               c.   Helps  execute  and/or  implement  the  portfolio  manager's decisions (i.e., securities analysts and traders).

     B.   Accounts Covered by the Code

          1.   COVERED ACCOUNTS include:

               a.   All accounts in the name of the person;

               b.   All accounts of the person's spouse;

               c.   All accounts of any minor  children or other  relatives  (by marriage or otherwise) living in the person's home; and

               d.   All accounts in which any of the  foregoing  persons had any beneficial  ownership(2)  interest  or over  which he or she exercises control or investment influence.

     C.   Securities Covered by the Code

          1.   COVERED  SECURITY  means  any  stock,  bond,  future,  investment contract  or  any  other  instrument  that  may be  considered  a
               "security,"   (including  securities  issued  by  Northern  Trust
               Corporation).  The term  "Covered  Security"  is very  broad  and includes:

               a.   Options on securities, on indexes and on currencies;

               b.   All kinds of limited partnerships (e.g., LLC, LLP, etc.);

               c.   Foreign unit investment trusts and foreign mutual funds;

               d.   Private investment funds, hedge funds, and investment clubs;

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(2) A person is a  "beneficial  owner" of a security for purposes of the Code if
he  or  she,  directly  or  indirectly,   through  any  contract,   arrangement,
understanding,  relationship  or  otherwise,  has or shares a direct or indirect
pecuniary   interest  in  the  securities.   A  pecuniary   interest  means  the
opportunity,  directly or  indirectly,  to profit or share in any profit derived from a transaction in the subject  securities.  An indirect  pecuniary  interest includes,  but is not limited to: (1)  securities  held by members of a person's
immediate   family  sharing  the  same  household;   (2)  a  general   partner's
proportionate  interest in the portfolio securities held by a general or limited partnership;  (3) a person's  right to dividends  that is separated or separable from the underlying securities;  (4) a person's interest in securities held by a trust;  and (5) a person's right to acquire  securities  through the exercise or conversion of any derivative security, whether or not presently exercisable.

                                      -3-

               e.   Closed-end mutual funds and unit investment trusts; and

               f.   Shares of open-end  mutual funds  registered  under the 1940
                    Act that are ADVISED OR  SUB-ADVISED BY NTI OR AFFILIATES OF
                    NTI, except money market funds.

          2.   Covered Security does not include:

               a.   Direct  obligations of the U.S.  government (e.g.,  treasury securities);

               b.   Bankers   acceptances,   bank   certificates   of   deposit,
                    commercial   paper,   and  high  quality   short-term   debt
                    obligations, including repurchase agreements;

               c.   Shares  issued by money  market funds  registered  under the
                    1940 Act; and

               d.   Shares of open-end  mutual funds  registered  under the 1940
                    Act that are not advised or sub-advised by NTI or affiliates of NTI.

III. STANDARDS OF BUSINESS CONDUCT

     All Supervised  Persons are subject to the following  standards of business conduct:

     A.   COMPLIANCE WITH LAWS AND REGULATIONS.  Supervised  Persons must comply with applicable federal securities laws:

          1.  Supervised  Persons  are not  permitted,  in  connection  with the purchase or sale, directly or indirectly,  of a security held or to be acquired by a client:

               a.   To defraud such client in any manner;

               b.   To mislead such client, including by making a statement that is untrue or omits material facts;

               c.   To engage in any act,  practice  or course of  conduct  that operates  or would  operate  as a fraud or deceit  upon such client;

               d.   To engage in any manipulative  practice with respect to such client; or

               e.   To engage  in any  manipulative  practice  with  respect  to securities, including price manipulation.

          B.   CONFLICTS OF INTEREST.  As a  fiduciary,  NTI has an  affirmative duty of care, loyalty, honesty, and good faith to act in the best interests of its clients. In addition,

                                      -4-

               Supervised  Persons  should avoid  situations  that have even the appearance of conflict or impropriety.

               1.   CONFLICTS AMONG CLIENT INTERESTS.  Conflicts of interest may arise  where NTI or its  Supervised  Persons  have reason to favor the interests of one client over another client (e.g., larger accounts over smaller accounts,  accounts compensated by  performance  fees  over  accounts  not  so  compensated, accounts  in which  Supervised  Persons  have made  material personal investments, accounts of close friends or relatives of Supervised  Persons).  This Code prohibits  inappropriate favoritism  of one client  over  another  client  that would constitute a breach of fiduciary duty.

               2.   COMPETING  WITH CLIENT TRADES.  This Code  prohibits  Access
                    Persons  from using  knowledge  about  pending or  currently considered  transactions  for clients to profit  personally, directly or  indirectly,  as a result of such  transactions, including by purchasing or selling such securities.

          C.   INSIDER TRADING.  Supervised Persons are prohibited from trading, either personally or on behalf of others,  while in possession of
               material,   nonpublic  information,   as  well  as  communicating
               material nonpublic information to others in violation of the law.
               Supervised  Persons  are  subject  to and  must  comply  with the
               NORTHERN TRUST CORPORATION STATEMENT OF CONFIDENTIAL  INFORMATION
               AND SECURITIES TRADING.

          D.   GIFTS AND  ENTERTAINMENT.  Supervised  Persons are subject to and
               must   comply  with  the  policy  on  Gifts,   Bequests,   Meals,
               Entertainment  and Loans from clients or vendors contained in the
               NORTHERN TRUST  CORPORATION  GUIDELINES  RELATING TO STANDARDS OF
               CONDUCT.

          E.   POLITICAL  CONTRIBUTIONS AND CHARITABLE AND COMMUNITY ACTIVITIES.
               Supervised  Persons  are  subject  to and  must  comply  with the policies on Political  Contributions and Charitable and Community
               Activities contained in the NORTHERN TRUST CORPORATION GUIDELINES
               RELATING TO STANDARDS OF Conduct.

          F.   CONFIDENTIALITY.   All  client   information   is   confidential.
               Supervised  Persons must keep all information  concerning clients
               (including  former clients) in strict  confidence,  including the client's  identity  (unless the client  consents),  the  client's financial  circumstances,  the  client's  security  holdings  and advice furnished to the client by NTI.

               Supervised  Persons are prohibited from sharing  information with persons  employed by affiliated  entities,  except for legitimate business purposes.

          G.   SERVICE  ON A BOARD OF  DIRECTORS.  An Access  Person  should not serve as a member  of a board of  directors  of a  publicly  held company.  Exceptions to this policy require the written  approval of the Access Person's  business unit President or in the case of a business unit President his or her immediate supervisor.

                                      -5-

IV.  PERSONAL SECURITIES TRANSACTIONS.

     Access  Persons  must  strictly  comply  with the  following  policies  and procedures regarding personal securities transactions in Covered Accounts.

     A.   INITIAL  PUBLIC  OFFERINGS.  All Access  Persons are  prohibited  from acquiring any securities in an initial public offering. Access Persons may only acquire  securities in the  secondary  market not sooner than the first business day after the initial public offering date.

     B.   LIMITED OR PRIVATE  OFFERINGS -  PRE-CLEARANCE.  Access  Persons  must obtain  written  approval from the Chief  Compliance  Officer  ("CCO")
          prior to any  acquisition of securities in a limited  offering  (e.g., private  placement).  The CCO will  take  into  account,  among  other factors,  whether the  investment  opportunity  should be reserved for clients,  and whether the  opportunity  is being  offered to an Access
          Person by virtue of his or her position with NTI.

          1.   Access Persons who have been approved to acquire  securities in a private  placement  are required to disclose  that  investment in writing to the Chief  Investment  Officer ("CIO") when the Access
               Person  plays  a  part  in  the  subsequent  consideration  of an investment in the issuer on behalf of a client; and

               In such circumstances, the decision to purchase securities of the issuer for the client must be approved in writing by the CIO. The
               CIO determination shall be forwarded to the Investment Compliance
               Department.

     C.   BLACKOUT PERIODS.

          1.   No Access  Person shall engage in a securities  transaction  when the Access Person knows at the time of the transaction  that such security is being  considered for purchase or sale by an open-end mutual fund advised or sub-advised by NTI or affiliates of NTI.

          2.   Investment  Persons,  and any other Access Persons  designated by the CCO,  are  prohibited  from  executing a  transaction  in any
               Covered  Security  until a pending  "buy" or "sell"  order on the
               Chicago Central  Trading Desk in the same (or a related)  Covered
               Security is executed or withdrawn.

          3.   Investment  Persons are prohibited  from  purchasing or selling a security  during the period  beginning  seven (7)  calendar  days before and ending seven (7) calendar  days after the day on which a client  account  managed,  or  co-managed,  by that  Investment
               Person has purchased or sold that same security.

                                      -6-

          4.   No Investment  Person,  or any other Access Person  designated by the CCO, shall purchase or sell any Covered Security for a period of five (5)  business  days after the Covered  Security  has been added to the Guidance  List or any change to the internal  rating on the Covered Security on the Guidance List.

          5.   Transactions  in  equity  securities  of  companies  with  market capitalization  of $50 billion or more at the time of purchase or sale are not subject to the  blackout  periods or pending buy and sell order restrictions noted herein.  However, such transactions are still subject to the pre-clearance requirement.

          6.   The  prohibitions  set forth in C.1.,  2., 3. and 4. above do not apply  where  the  client  account  purchases  or  sells  Covered
               Securities  for the purpose of  replicating a broad-based  index.
               Such    transactions   are   still   subject   to   pre-clearance
               requirements.

     D.   SHORT-TERM  TRADING.  Access  Persons are generally  discouraged  from engaging in  short-term  speculative  trading,  excessive  trading and
          trading   which    interferes    with   the   Access    Person's   job
          responsibilities.   Access   Persons   are   subject  to  the  trading
          restrictions set forth in the prospectus of any registered  investment company advised or sub-advised by NTI or an affiliate of NTI.

     E.   TRADING IN NORTHERN TRUST CORPORATION  SECURITIES.  Supervised Persons
          are  subject to and must comply with the  Northern  Trust  Corporation
          Statement of Confidential Information and Securities Trading.

V.   COMPLIANCE PROCEDURES

     A.   PERSONAL SECURITIES TRANSACTION PROCEDURES AND REPORTING.

          1.   PRE-CLEARANCE  PROCEDURES.  Investment  Persons,  and  any  other
               Access  Persons  designated  by the CCO,  are  required to obtain pre-clearance  for a transaction  in a Covered  Security  (except open-end  mutual funds  registered  under the 1940 Act advised or sub-advised by NTI or affiliates of NTI).

               a.   A request for approval  shall be submitted on the prescribed form to the CCO or designee;

               b.   Each  approval  for a  proposed  transaction  shall be valid until 3 p.m.  Central  Standard  Time on the  first  day the financial  markets are open for trading following the day of approval;

               c.   The  CCO  or  designee  shall  obtain   approval  for  their
                    requested  transaction  from the NTGI Director of Investment
                    Compliance or designee;

                                       -7-

               d.   PRE-CLEARANCE EXEMPTIONS.  Investment Persons, and any other
                    Access Persons designated by the CCO, need not pre-clear:

                    i.   Purchases or sales over which an Investment  Person, or
                         any other Access  Person  designated by the CCO, has no
                         direct or indirect influence or control, as approved by
                         the Ethics Committee;

                    ii.  Securities issued by Northern Trust Corporation;

                    iii. Purchases or sales pursuant to an Automatic  Investment
                         Plan, a program in which regular periodic  purchases or
                         withdrawals  are  made   automatically   in  (or  from)
                         investment  accounts in accordance with a predetermined
                         schedule   and   allocation   (including   a   dividend
                         reinvestment plan);

                    iv.  Purchases effected upon exercise of rights issued by an
                         issuer   pro  rata  to  all   holders  of  a  class  of
                         securities,  to the extent such  rights  were  acquired
                         from  such  issuers,   and  sales  of  such  rights  so
                         acquired;

                    v.   Acquisition  of  securities  through  stock  dividends,
                         dividend  reinvestments,  stock  splits,  reverse stock
                         splits, mergers,  consolidations,  spin-offs, and other
                         similar  corporate   reorganizations  or  distributions
                         generally  applicable  to all holders of the same class
                         of securities;

                    vi.  Registered open-end investment company shares;

                    vii. Exchange  traded funds that are based on a  broad-based index;

                    viii.Futures and options on  currencies or on a broad-based index; and

                    ix.  Other non-volitional events.

          2.   REPORTING REQUIREMENTS.

               a.   HOLDINGS REPORTS.  All Access Persons must submit to the CCO or designee a report of all  holdings of Covered  Securities in Covered  Accounts  within 10 days of  becoming  an Access
                    Person and  thereafter  on an annual  basis.  Each  Holdings
                    Report must include:

                    i.   The title and exchange  ticker  symbol or CUSIP number,
                         type of security, number of shares and principal amount
                         (if  applicable) of each Covered  Security in which the
                         Access  Person  has any direct or  indirect  beneficial
                         ownership;

                                       -8-

                    ii.  The name of any  broker,  dealer or bank with which the
                         access  person   maintains  an  account  in  which  any
                         securities are held for the Access  Person's  direct or
                         indirect benefit; and

                    iii. The date the report is submitted.

                    The  information  supplied  must be  current as of a date no more than 45 days before the annual report is submitted. For new Access Persons,  the information must be current as of a date no more than 45 days  before the  individual  became an
                    Access Person.

               b.   QUARTERLY  TRANSACTION  REPORTS.  All  Access  Persons  must submit to the CCO or designee a Quarterly Transaction Report no later than 30 days after the end of each calendar quarter covering all transactions in Covered  Securities  during the quarter.(3)  The Quarterly  Transaction  Report must include information  about  each  transaction  involving  a  Covered
                    Security  where the Access Person had, or as a result of the transaction  acquired,  any  direct or  indirect  beneficial ownership. The Quarterly Transaction Report must include:

                    i.   The date of the  transaction,  the title  and  exchange
                         ticker  symbol or CUSIP  number,  the interest rate and
                         maturity date (if applicable), the number of shares and
                         the principal  amount (if  applicable)  of each Covered
                         Security involved;

                    ii.  The nature of the transaction (e.g., purchase, sale);

                    iii. The price at which the transaction was effected;

                    iv.  The name of the broker,  dealer or bank with or through which the transaction was effected; and

                    v.   The date the Quarterly Transaction Report is submitted.

               c.   BROKERAGE ACCOUNT REPORTS.  All Access Persons must disclose the following information about any brokerage account opened
                    containing   Covered  Securities  held  for  the  direct  or
                    indirect benefit of the Access Person:

                    i.   The name of the  broker,  dealer or bank with which the
                         Access Person established the account;

                    ii.  The date the account was established; and

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(3) Access  Persons are  reminded  that  Covered  Securities  include  shares in open-end  mutual  funds  registered  under  the 1940 Act  that  are  advised  or sub-advised by NTI or affiliates of NTI, except money market funds.

                                      -9-

                    iii. The date the Brokerage Account Report is submitted.

               d.   REPORTING   EXEMPTIONS.   Access  Persons  need  not  report
                    transactions that would duplicate  information  contained in broker trade  confirmations  or account  statements that NTI
                    holds  in  its   records  so  long  as  NTI   receives   the
                    confirmations  or statements no later than 30 days after the end of the applicable calendar quarter.

          3.   DUPLICATE  BROKERAGE  CONFIRMATIONS  AND  STATEMENTS.  All Access
               Persons are  required to direct  their  brokers to provide to the
               CCO  or  designee   duplicate  copies  of  confirmations  of  all
               transactions  in  Covered   Securities  and  copies  of  periodic
               statements for all Covered Accounts.

     B.   CERTIFICATION  OF  COMPLIANCE.  NTI will provide a copy of the Code to all Supervised Persons.

          1.   INITIAL  CERTIFICATION.  All  Supervised  Persons are required to certify  in  writing  that they have (a)  received a copy of this
               Code;  (b) read and  understand  all provisions of this Code; and
               (c) agreed to comply with the terms of this Code.

          2.   ANNUAL  CERTIFICATION.  All  Supervised  Persons  shall  annually certify that they have read,  understood  and complied  with this
               Code.  In  addition,  Supervised  Persons are required to certify they made all of the  reports  required  by the Code and have not engaged in any prohibited conduct.

     C.   INVESTMENT COMPANY  REPORTING.  NTI shall annually submit this Code to the board of  directors/trustees  of any investment company it advises or sub-advises,  as well as a written report that describes any issues arising  under  this Code  since the last  report.  The  report  shall include information about material violations of this Code,  sanctions imposed in response to such violations and a discussion of whether any material  waivers  were  granted  during  the  period.  NTI shall also certify that it has adopted procedures reasonably necessary to prevent
          Access Persons from  violating  this Code. Any material  amendments to this Code will be promptly submitted to the boards.

VI.      RECORDKEEPING AND ADMINISTRATION

     A.   NTI shall preserve in an easily accessible place:

          1.   A  copy  of  the  current  Code  in  effect  and a  copy  of  any predecessor  Code for a period of five years after it was last in effect;

          2.   A record of any  violation  of the Code and any action taken as a result of such violation, for a period of five years from the end of the fiscal year in which the violation occurred;

                                      -10-

          3.   A copy of each  report (or broker  confirmations  and  statements provided in lieu  thereof)  made by an Access Person for a period of five years from the end of the fiscal year in which the report was made, the first two years in an easily accessible place;

          4.   A list of all  Supervised  Persons  who are,  or within the prior five (5) years have been,  required to make reports and a list of all Supervised  Persons  responsible  for reviewing such reports;
               and

          5.   A copy of each report  furnished  to the board of any  investment company  pursuant  to  Rule  17j-1(c)(2)(ii)  of  the  Investment
               Company Act of 1940, describing issues arising under the Code and certifying that NTI has adopted procedures reasonably designed to prevent Access Persons from violating this Code.

          6.   A  record  of  any  decision,  and  the  reasons  supporting  the decision,  to approve the acquisition by investment  personnel of securities in initial public offerings and Limited Offerings, for at least five years after the end of the fiscal year in which the approval was granted.

          7.   A record of all written  acknowledgements  for each person who is currently,  or  within  the past  five  years  was,  required  to acknowledge  their  receipt  of  this  Code  and  any  amendments thereto.  All  acknowledgements for a person must be kept for the period such person is a  Supervised  Person of NTI and until five years after the person ceases to be a Supervised Person of NTI.

     B.   REPORTING VIOLATIONS. All Supervised Persons must report violations of this Code  promptly to the CCO or  designee.  Retaliation  against any
          Supervised   Person  who  reports  a  violation  is   prohibited   and
          constitutes a further violation of the Code.

     C.   SANCTIONS.  Any violation of this Code may result in any  disciplinary action  that NTI deems  appropriate,  including  but not  limited to a
          warning,  fines,  disgorgement,   suspension  of  trading  privileges,
          demotion or  termination  of  employment.  In  addition to  sanctions, violations  may result in referral  to civil or  criminal  authorities where appropriate.

     D.   FURTHER   INFORMATION   REGARDING   THIS  CODE.   All   questions   or
          interpretation  of  provisions  of this  Code  shall be  submitted  in writing  to and  resolved  by the  Ethics  Committee  and the  General
          Counsel  of  Northern  Trust   Corporation  or  his  designee  ("Legal
          Counsel").  Pending  resolution  of any issue  submitted to the Ethics
          Committee and Legal Counsel,  any  uncertainty  about the scope of any provision of this Code should be resolved in favor of a broader rather than narrower  interpretation.  The Ethics Committee and Legal Counsel also reserve the right in appropriate  circumstances  to grant waivers from any requirement under this Code.

Dated:  February 1, 2005

                                      -11-